UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      October 8, 2003

Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

(864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5 – Other Events

     On October 8, 2003, Safety Components International, Inc. (“SCI”) executed an amendment to its credit facility with Congress Financial Corporation (Southern), a subsidiary of Wachovia Bank, National Association (“Congress”). As amended, the credit facility consists of a $35 million asset-based revolving facility and a term facility of up to $8.8 million and extends the October 9, 2003 maturity date of the original facility to October 8, 2006.

     In addition to being used to repay in full SCI’s subordinated credit facility with KeyBank National Association, the facility is expected to be used to provide funding for SCI’s ongoing global operating needs, to satisfy working capital and capital spending needs and for general corporate purposes. Immediately following closing, the facility had an outstanding balance of approximately $11 million and an unutilized balance of approximately $33 million.

     SCI is a leading low-cost supplier of automotive airbag fabric and cushions with operations in North America and Europe and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. SCI is headquartered in Greenville, SC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Components International, Inc.

Date: October 8, 2003	By:	/s/ Brian Menezes

	Name:	Brian Menezes
	Its:	Chief Financial Officer